Exhibit 10.4

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of July 29, 2015, by and among vTv Therapeutics LLC, a Delaware limited liability company (the “Company”), vTv Therapeutics Inc., a Delaware corporation (“Pubco”), and vTv Therapeutics Holdings LLC (“Holdings” and together with any person that executes a joinder as set forth in Section 4.01 hereof, the “Holders” and each, a “Holder”).

W I T N E S S E T H:

WHEREAS, on the date hereof, the Company, Pubco and Holdings entered into the LLC Agreement;

WHEREAS, the parties hereto desire to provide for the exchange of Nonvoting Common Units together with shares of Class B Common Stock for (i) shares of Class A Common Stock (as defined below) or (ii) cash, in any case, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby agree as set forth herein.

Article I

DEFINITIONS AND USAGE

Section 1.01        Definitions.

(a)         The following terms shall have the following meanings for the purposes of this Agreement:

“Affiliate” shall have the meaning set forth in Rule 405 under the Securities Act (as in effect on the date hereof).

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or Regulatory Agency that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Class A Common Stock” means Class A common stock, $0.01 par value per share, of Pubco.

“Class B Common Stock” means Class B common stock, $0.01 par value per share, of Pubco.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Deliverable Common Stock” means Class A Common Stock deliverable in connection with the Exchange of a Paired Interest as set forth herein.

“Determination Date” means the third Trading Day prior to the Exchange Date.

“Disposition Event” means any merger, consolidation or other business combination of Pubco, whether effectuated through one transaction or a series of related transactions (including a tender offer followed by a merger in which the holders of Class A Common Stock receive the same consideration per share paid in the tender offer), unless, following such transaction, all or substantially all of the holders of the voting power of all outstanding classes of common stock of Pubco and series of preferred stock of Pubco that are generally entitled to vote in the election of directors of Pubco prior to such transaction or series of transactions, continue to hold a majority of the voting power of the surviving entity (or its parent) resulting from such transaction or series of transactions in substantially the same proportions as immediately prior to such transaction or series of transaction.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Date” means the date of effectiveness of an Exchange, or, in the case of a Synthetic Secondary Offering, immediately prior to the time which such Synthetic Secondary Offering closes.

“Exchange Rate” means the number of shares of Class A Common Stock for which one Paired Interest is entitled to be Exchanged. On the date of this Agreement, the Exchange Rate shall be one, subject to adjustment pursuant to Section 2.03 of this Agreement.

“Exchanging Holder” means a Holder effecting an Exchange pursuant to this Agreement.

“Fair Market Value” of Class A Common Stock with respect to any Exchange Date shall be determined as follows:

(i)                 If Class A Common Stock is then traded on a national securities exchange, then such Fair Market Value shall equal the VWAP of such Class A Common Stock;

(ii)               If Class A Common Stock is then traded on the over-the-counter system, then such Fair Market Value shall be the average of the closing bid and ask prices of a share of such Class A Common Stock over the prior 20 Trading Days ending on the Determination Date; and

(iii)             If there is then no public market for the Class A Common Stock, then such Fair Market Value shall be the highest price per share which could be obtained from a willing buyer (not a current employee or director of the Company or Pubco) for a share of Class A Common Stock sold from authorized but unissued shares, as determined in good faith by the board of directors of Pubco.

2

Notwithstanding the foregoing, in connection with a Synthetic Secondary Offering, the Fair Market Value per share of Class A Common Stock shall be the amount of proceeds per share of Class A Common Stock, net of underwriting discounts, received by the Company in such Synthetic Secondary Offering.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of July 29, 2015, by and between Pubco and Holdings (and its successors and assigns), as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated on or about the date hereof, as such agreement may be amended from time to time.

“MacAndrews Stockholder” means each of Holdings, MacAndrews & Forbes Incorporated and M&F TTP Holdings LLC and each of their respective Affiliates (other than Pubco and its subsidiaries).

“Market Disruption Event” means a failure by the Principal Market to open for trading during its regular trading session.

“Nonvoting Common Units” means the Nonvoting Common Units of the Company (as such term is defined in the LLC Agreement).

“Paired Interest” means one Nonvoting Common Unit together with one share of Class B Common Stock, subject to adjustment pursuant to Section 2.03(a).

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, governmental authority or other entity.

“Principal Market” means (i) NASDAQ, if the Class A Common Stock is listed on NASDAQ, (ii) the principal U.S. national or regional securities exchange on which the Class A Common Stock is listed, if the Class A Common Stock is not listed on NASDAQ or (iii) the principal market on which the Class A Common Stock is then traded, if the Class A Common Stock is not listed on NASDAQ or any other U.S. national or regional securities exchange.

“Pubco Charter” means the Amended and Restated Certificate of Incorporation of Pubco.

“Regulatory Agency” means the United States Securities and Exchange Commission, Financial Industry Regulatory Authority, Inc., the Financial Services Authority, any non-U.S. regulatory agency and any other regulatory authority or body (including any state or provincial securities authority and any self-regulatory organization) with jurisdiction over the Company or any of its Subsidiaries.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Exchange” means the national securities exchange on which the Class A Common Stock is traded.

“Synthetic Secondary Offering” means an offering by the Company of shares of Class A Common Stock to generate net proceeds to pay cash in an Exchange of Paired Interests pursuant to Section 2.01.

“Tax Receivable Agreement” shall mean that certain Tax Receivable Agreement, dated as of July 29, 2015, by and among Pubco and each of the parties identified as Members therein, including Holdings (and its successors and assigns) for the benefit of M&F TTP Holdings, LLC, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

3

“Trading Day” means a day on which (i) trading in securities generally occurs on the Principal Market, (ii) a volume weighted average price for the Class A Common Stock is able to be calculated with respect to the Principal Market and (iii) there is no Market Disruption Event with respect to the Principal Market.

“VWAP” means the dollar volume weighted average price for the Class A Common Stock on a national securities exchange for the 20 consecutive Trading Day period ending on the Determination Date as reported by Bloomberg Financial Markets (“Bloomberg”), or, if no dollar volume weighted average price is reported for the Class A Common Stock by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets;” provided, however, that the calculation of VWAP for a particular Trading Day shall exclude any block trade of 10,000 shares or greater that is executed on such day.

(b)         Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the LLC Agreement.

(c)         Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
e-mail	4.03
Exchange	2.01
Exchange Agent	2.02(a)
Holder	Preamble
Holdings	Preamble
Notice of Exchange	2.02(a)
Permitted Transferee	4.01
Process Agent	4.05(b)
Pubco	Preamble
Pubco Offer	2.04(a)

Section 1.02        Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Unless otherwise expressly provided herein, when any approval, consent or other matter requires any action or approval of any group of Holders, including any holders of any class of Paired Interests, such approval, consent or other matter shall require the approval of a majority in interest of such group of Holders. Except to the extent otherwise expressly provided herein, all references to any Holder shall be deemed to refer solely to such Person in its capacity as such Holder and not in any other capacity.

4

Article II
EXCHANGE

Section 2.01        Exchange of Paired Interests for Class A Common Stock. From and after the execution and delivery of this Agreement, each Holder shall be entitled at any time and from time to time upon the terms and subject to the conditions hereof, to surrender Paired Interests to Pubco (subject to adjustment as provided in Section 2.03) in exchange (such exchange, an “Exchange”) for, at the option of Pubco (in its capacity as managing member of the Company) (i) the delivery to such Holder of a number of shares of Class A Common Stock that is equal to the product of the number of Paired Interests surrendered multiplied by the Exchange Rate in effect as of immediately prior to the close of business on the Exchange Date or (ii) cash in an amount equal to the Fair Market Value of the shares of Class A Common Stock such Holder would have otherwise received pursuant to clause (i).

Section 2.02        Exchange Procedures; Notices and Revocations.

(a)         A Holder may exercise the right to effect an Exchange as set forth in Section 2.01 by delivering a written notice of exchange in respect of the Paired Interests to be Exchanged substantially in the form of Exhibit A hereto (the “Notice of Exchange”), duly executed by such Holder or such Holder’s duly authorized attorney, to Pubco at least 10 Business Days (or such shorter period of time as may be agreed by Pubco) in advance of the Exchange Date at Pubco’s address set forth in Section 4.03 during normal business hours, or if any agent for the Exchange is duly appointed and acting (the “Exchange Agent”), to the office of the Exchange Agent during normal business hours. The Notice of Exchange must set forth (i) the Exchange Date, which shall be at least 10 Business Days (or such shorter period of time as may be agreed by Pubco) after the date of the Notice of Exchange and (ii) the number of Paired Interests to be surrendered, which number shall not be less than 1,000 unless (x) the number of surrendered Paired Interests constitutes all of such Holder’s Paired Interests or (y) the Company or Holdings consents to such Exchange.

(b)         Contingent Notice of Exchange and Revocation by Holders.

(i)                 A Notice of Exchange from a Holder may specify that the Exchange is to be contingent (including as to the timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of Deliverable Common Stock into which the Paired Interests are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Deliverable Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property. For the avoidance of doubt, a Notice of Exchange delivered in connection with a Synthetic Secondary Offering (i) may be subject to the condition that a price per share of Class A Common Stock that is acceptable to the Holder in its sole and absolute discretion be received in such Synthetic Secondary Offering and (ii) may be deemed made in part only with respect to the number of Paired Interests that are able to be paid for using the proceeds (net of underwriting discounts) from such Synthetic Secondary Offering pursuant to Section 2.01.

5

(ii)               Notwithstanding anything herein to the contrary, a Holder may withdraw or amend a Notice of Exchange, in whole or in part, prior to the effectiveness of the Exchange, at any time prior to 5:00 p.m. New York City time, on the Business Day immediately preceding the Exchange Date (or any such later time as may be required by Applicable Law) by delivery of a written notice of withdrawal to Pubco or the Exchange Agent, specifying (1) the number of withdrawn Paired Interests, (2) if any, the number of Paired Interests as to which the Notice of Exchange remains in effect and (3) if the Holder so determines, a new Exchange Date or any other new or revised information permitted in the Notice of Exchange.

(c)         Each Exchange shall be deemed to be effective immediately prior to the close of business on the Exchange Date, and, from and after that time, (i) the Exchanging Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued) shall be deemed to be a holder of Deliverable Common Stock, if any, or (ii) such Exchanging Holder’s (or other Person’s or Persons’ whose name or names in which the cash is to be delivered) right to receive cash, if any, shall vest. As promptly as practicable on or after the Exchange Date, Pubco shall deliver or cause to be delivered to the Exchanging Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued or cash is to be paid) (1) the number of shares of Deliverable Common Stock deliverable upon such Exchange, if any, pursuant to Section 2.01 hereof, registered in the name of such Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued) or (2) an amount of cash to which such Holder or such other Person(s) is entitled pursuant to Section 2.01 hereof, if any, by wire transfer of immediately available funds to the account or accounts designated by such Holder or such other Person(s) in the Notice of Exchange. To the extent an Exchanging Holder (or other Person(s) to which the Deliverable Common Stock is to be issued) is entitled to receive Deliverable Common Stock pursuant to Section 2.01 hereof, and the Deliverable Common Stock is settled through the facilities of The Depository Trust Company, Pubco will, subject to Section 2.02(d) below, upon the written instruction of an Exchanging Holder, deliver or cause to be delivered the shares of Deliverable Common Stock deliverable to such Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued), through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Holder.

(d)         The shares of Deliverable Common Stock issued upon an Exchange, if any, shall bear a legend in substantially the following form:

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

6

(e)         If (i) any shares of Deliverable Common Stock may be sold pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission, (ii) all of the applicable conditions of Rule 144 are met, or (iii) the legend (or a portion thereof) otherwise ceases to be applicable, Pubco, as applicable, upon the written request of the Holder thereof shall promptly provide such Holder or its respective transferees, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any) with new certificates (or evidence of book-entry share) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated. In connection therewith, such Holder shall provide Pubco with such information in its possession as Pubco may reasonably request in connection with the removal of any such legend.

(f)         Pubco shall bear all expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, including any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Deliverable Common Stock are to be delivered in a name other than that of the Holder that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Holder), then such Holder and/or the Person in whose name such shares are to be delivered shall pay to Pubco the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Pubco that such tax has been paid or is not payable.

(g)         Notwithstanding anything to the contrary in this Article II, a Holder shall not be entitled to effect an Exchange, and Pubco and the Company shall have the right to refuse to honor any request to effect an Exchange, at any time or during any period, if Pubco or the Company shall reasonably determine that such Exchange (i) would be prohibited by any Applicable Law (including the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder), or (ii) would not be permitted under (x) the LLC Agreement, (y) other agreements with Pubco, the Company or any of the Company’s subsidiaries to which such Exchanging Holder may be party or (z) any written policies of Pubco, the Company or any of the Company’s subsidiaries related to unlawful or inappropriate trading applicable to its directors, officers or other personnel. Upon such determination, Pubco or the Company (as applicable) shall notify the Holder requesting the Exchange of such determination, which such notice shall include an explanation in reasonable detail as to the reason that the Exchange has not been honored.

(h)         The parties hereto acknowledge and agree that Pubco’s determination of the settlement method (issuance of Deliverable Common Stock or payment of cash) for any Exchange shall be made by the entire board of directors of Pubco acting on behalf of Pubco in its capacity as managing member of the Company.

7

Section 2.03        Adjustment.

(a)         The Exchange Rate with respect to Paired Interests shall be adjusted accordingly if there is: (i) any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class B Common Stock or Nonvoting Common Units that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by a substantively identical subdivision or combination of the shares of Class B Common Stock and Nonvoting Common Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Holder or such other Person(s) shall be entitled to receive the amount of such security, securities or other property that such Exchanging Holder or such other Person(s) would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, this Section 2.03(a) shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to, mutatis mutandis, and all references to “Paired Interests” shall be deemed to include, any security, securities or other property of Pubco or the Company which may be issued in respect of, in exchange for or in substitution of shares of Class B Common Stock or Nonvoting Common Units, as applicable, by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

(b)         This Agreement shall apply to the Paired Interests held by the Holders and their Permitted Transferees as of the date hereof, as well as any Paired Interests hereafter acquired by a Holder and his or her or its Permitted Transferees.

Section 2.04        Tender Offers and Other Events with Respect to Pubco.

(a)         In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by Pubco or is proposed to Pubco or its stockholders and approved by the board of directors of Pubco or is otherwise effected or to be effected with the consent or approval of the board of directors of Pubco, the Holders of Paired Interests shall be permitted to participate in such Pubco Offer by delivery of a Notice of Exchange (which Notice of Exchange shall be effective immediately prior to the consummation of such Pubco Offer (and, for the avoidance of doubt, shall be contingent upon such Pubco Offer and not be effective if such Pubco Offer is not consummated)). In the case of a Pubco Offer proposed by Pubco, Pubco will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Holders of Paired Interests to participate in such Pubco Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided, that without limiting the generality of this sentence, Pubco will use its reasonable best efforts expeditiously and in good faith to ensure that such Holders may participate in each such Pubco Offer without being required to Exchange Paired Interests. For the avoidance of doubt (but subject to Section 2.04(c)), in no event shall the Holders of Paired Interests be entitled to receive in such Pubco Offer aggregate consideration for each Paired Interest that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Pubco Offer.

8

(b)         Notwithstanding any other provision of this Agreement, if a Disposition Event is approved by the board of directors of Pubco and consummated in accordance with Applicable Law, at the request of the Company (or following such Disposition Event, its successor) or Pubco (or following such Disposition Event, its successor), each of the Holders shall be required to exchange with Pubco, at any time and from time to time after, or simultaneously with, the consummation of such Disposition Event, all of such Holder’s Paired Interests for aggregate consideration for each Paired Interest that is equivalent to the consideration payable in respect of each share of Class A Common Stock in connection with the Disposition Event, provided, however, that in the event of a Disposition Event intended to qualify as a reorganization within the meaning of Section 368(a) of the Code or as a transfer described in Section 351(a) or Section 721 of the Code, a Holder shall not be required to exchange Paired Interest pursuant to this Section 2.04(b) unless, as a part of such transaction, the Holders are permitted to exchange their Paired Interest for securities in a transaction that is expected to permit such exchange without current recognition of gain or loss, for U.S. and non-U.S. tax purposes, for the direct and indirect holders of Paired Interests (except to the extent that property other than securities is received in such exchange), based on a “should” or “will” level opinion from independent tax counsel of recognized standing and expertise.

(c)         Notwithstanding any other provision of this Agreement,  in a Disposition Event or other Pubco Offer, payments under or in respect of the Tax Receivable Agreement shall not be considered part of the consideration payable in respect of any Paired Interest or share of Class A Common Stock in connection with such Disposition Event or other Pubco Offer for the purposes of Section 2.04(a) and Section 2.04(b).

Section 2.05        Listing of Deliverable Common Stock. If the Class A Common Stock is listed on a securities exchange, Pubco shall use its reasonable best efforts to cause all Class A Common Stock issued upon an exchange of Paired Interests to be listed on the same securities exchange at the time of such issuance.

9

Section 2.06        Deliverable Common Stock to be Issued; Class B Common Stock to be Cancelled.

(a)         Pubco shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Deliverable Common Stock as shall be deliverable upon Exchange of all then-outstanding Paired Interests; provided, that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of an Exchange by (i) payment of cash as permitted by the terms of this agreement or (ii) delivery of shares of Deliverable Common Stock that are held in the treasury of Pubco or any of its subsidiaries or by delivery of purchased shares of Deliverable Common Stock (which may or may not be held in the treasury of Pubco or any subsidiary thereof). Pubco covenants that all shares of Deliverable Common Stock issued upon an Exchange, if any, will, upon issuance thereof, be validly issued, fully paid and non-assessable.

(b)         When a Paired Interest has been Exchanged in accordance with this Agreement, (i) the share of Class B Common Stock corresponding to such Paired Interest shall be cancelled by Pubco and (ii) the Nonvoting Common Unit corresponding to such Paired Interest shall be deemed transferred from the Exchanging Holder to Pubco and the Company shall cause such transfer to be registered in the books and records of the Company.

(c)         Pubco agrees that it has taken all or will take such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, Pubco of equity securities of Pubco (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of Pubco for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of Pubco, including any director by deputization. The authorizing resolutions shall be approved by either Pubco’s board of directors or a committee composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3) of Pubco.

Section 2.07        Distributions. No Exchange shall impair the right of the Exchanging Holder to receive any distributions payable on the Nonvoting Common Units so exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange. No adjustments in respect of dividends or distributions on any Nonvoting Common Unit will be made on the Exchange of any Paired Interest, and if the Exchange Date with respect to a Nonvoting Common Unit occurs after the record date for the payment of a dividend or other distribution on Nonvoting Common Units but before the date of the payment, then the registered holder of the Nonvoting Common Unit at the close of business on the record date will be entitled to receive the dividend or other distribution payable on the Nonvoting Common Unit on the payment date (without duplication of any distribution to which such holder may be entitled under Section 5.03(e) of the LLC Agreement in respect of taxes) notwithstanding the Exchange of the Paired Interests or a default in payment of the dividend or distribution due on the Exchange Date. For the avoidance of doubt, no Exchanging Holder shall be entitled to receive, in respect of a single record date, distributions or dividends both on Nonvoting Common Units exchanged by such Holder and on shares of Deliverable Common Stock received by such Holder in such Exchange.

10

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.01        Representations and Warranties of Pubco and of the Company. Each of Pubco and the Company represents and warrants that (i) it is a corporation or limited liability company, as applicable, duly incorporated or formed and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate or limited liability company power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and, in the case of Pubco, to issue the Deliverable Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (including, without limitation, in the case of Pubco, the issuance of the Deliverable Common Stock) have been duly authorized by all necessary corporate or limited liability company action on its part and (iv) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Section 3.02        Representations and Warranties of the Holders. Each Holder, as to itself and not to any other Holder, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Holder and (iv) this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

11

Article IV
MISCELLANEOUS

Section 4.01        Additional Holders. To the extent a Holder validly transfers any or all of such Holder’s Paired Interests to another Person (including by Holdings to any member thereof) in a transaction in accordance with, and not in contravention of, the LLC Agreement or the Investor Rights Agreement, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Holder hereunder. To the extent the Company issues Nonvoting Common Units in the future, then the holder of such Nonvoting Common Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Holder hereunder.

Section 4.02        Further Assurances. Each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of Pubco, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 4.03        Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response) and shall be given:

(a)	if to Pubco or the Company, to:

Stephen L. Holcombe, President and CEO 4170 Mendenhall Oaks Parkway High Point, NC 27265 Facsimile: (336) 841-0310 E-mail: sholcombe@vtvtherapeutics.com with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064
	Telephone:	(212) 373-3000
	Facsimile:	(212) 757-3990
	Attention:	Angelo Bonvino
Lawrence G. Wee
	Email:	abonvino@paulweiss.com
lwee@paulweiss.com

12

if to Holdings, to:

c/o MacAndrews & Forbes Incorporated 35 East 62nd Street New York, NY 10065
	Attention:	Paul G. Savas
	Facsimile:	(212) 572-5695

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064
	Telephone:	(212) 373-3000
	Facsimile:	(212) 757-3990
	Attention:	Angelo Bonvino
Lawrence G. Wee
	Email:	abonvino@paulweiss.com
lwee@paulweiss.com

(b)	if to any Holder (other than Holdings), to the address and other contact information set forth in the records of Pubco or the Company from time to time,

 or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York City time on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 4.04        Binding Effect; Successors and Assigns. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. If and to the extent Holdings is dissolved or liquidated, the MacAndrews Stockholders holding Paired Interests shall be the successors of Holdings, and references to “Holdings” herein shall be references to such successors of Holdings, collectively, and the Pubco shall (and shall cause its subsidiaries to) enter into such amendments and supplements hereto to effectuate the intent of this Section 4.04.

Section 4.05        Jurisdiction.

(a)         The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Court of Chancery or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.03 shall be deemed effective service of process on such party.

13

(b)         EACH OF THE PUBCO, COMPANY AND HOLDINGS HEREBY IRREVOCABLY DESIGNATES THE CORPORATION SERVICE COMPANY (IN SUCH CAPACITY, THE “Process Agent”), WITH AN OFFICE AT 2711 CENTERVILLE ROAD, SUITE 400, WILMINGTON, NEW CASTLE COUNTY, DELAWARE 19808, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 4.03 OF THIS AGREEMENT. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY SHALL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

Section 4.06        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.07        Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 4.08        Entire Agreement. This Agreement, the LLC Agreement and the other Investor Rights Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party hereto.

14

Section 4.09        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 4.10        Amendment. This Agreement can be amended at any time and from time to time by written instrument signed by the Company, Pubco and Holdings; provided, however, that the consent of any other Holder under this agreement shall be required for any amendments that disproportionately materially adversely affect such Holder in relation to the other Holders hereunder.

Section 4.11        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

Section 4.12        Tax Treatment. This Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. As required by the Code and the Treasury Regulations, and except with respect to an Exchange occurring pursuant to the proviso to Section 2.04(b), the parties shall report any Exchange consummated hereunder as a taxable sale of the Nonvoting Common Units and shares of Class B Common Stock by a Holder to Pubco, and no party shall take a contrary position on any income tax return or amendment thereof unless an alternate position is permitted under the Code and Treasury Regulations and Pubco consents in writing.

Section 4.13        Independent Nature of Holders’ Rights and Obligations. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under hereunder. The decision of each Holder to enter into to this Agreement has been made by such Holder independently of any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

[Signature page follows]

15

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

PUBCO:

VTV THERAPEUTICS INC.

By:	/s/ Stephen L. Holcombe
Name: Stephen L. Holcombe
Title: President and CEO

COMPANY:

VTV THERAPEUTICS LLC

By:	/s/ Stephen L. Holcombe
Name: Stephen L. Holcombe
Title: President and CEO

HOLDINGS:

VTV THERAPEUTICS HOLDINGS LLC

By:	/s/ Stephen L. Holcombe
Name: Stephen L. Holcombe
Title: President

[Signature Page to the Exchange Agreement]

EXHIBIT A

FORM OF
NOTICE OF EXCHANGE

vTv Therapeutics Inc.
4170 Mendenhall Oaks Parkway
High Point, NC 27265
Attention: General Counsel

vTv Therapeutics LLC
4170 Mendenhall Oaks Parkway
High Point, NC 27265
Attention: General Counsel

Reference is hereby made to the Exchange Agreement, dated as of July 29, 2015 (the “Exchange Agreement”), by and among vTv Therapeutics Inc., a Delaware corporation (“Pubco”), vTv Therapeutics LLC, a Delaware limited liability company (the “Company”), vTv Therapeutics Holdings LLC (“Holdings”) and the other Persons who become “Holders” as set forth therein. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned desires to transfer to Pubco the number of (i) shares of Class B Common Stock plus Nonvoting Common Units set forth below (the “Paired Interests”) in exchange for, at the election of Pubco (i) shares of Class A Common Stock (the “Deliverable Common Stock”) to be issued in its name as set forth below, or (ii) cash, in accordance with the terms of the Exchange Agreement.

Legal Name of Holder:

Address:

Number of Paired Interests to be
Exchanged:

Exchange Date:

Account Information for Wire Transfer
(in the event of cash settlement of
Exchange):

Conditions Precedent to Notice of Exchange (attach additional sheets if necessary):	[_]

Special delivery instructions:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Notice of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Notice of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Paired Interests subject to this Notice of Exchange are being transferred to Pubco free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Paired Interests subject to this Notice of Exchange is required to be obtained by the undersigned for the transfer of such Paired Interests to Pubco.

The undersigned hereby irrevocably constitutes and appoints any officer of Pubco as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to Pubco the Paired Interests subject to this Notice of Exchange and to deliver to the undersigned the shares of Deliverable Common Stock or cash, as applicable, to be delivered in Exchange therefor.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Date:

EXHIBIT B

FORM OF

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of July 29, 2015 (the “Agreement”), among vTv Therapeutics Inc., a Delaware corporation (“Pubco”), vTv Therapeutics LLC, a Delaware limited liability company (the “Company”), vTv Therapeutics Holdings LLC and the other Persons who become “Holders” as set forth therein. Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Agreement. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned, having acquired shares of Class B Common Stock and Nonvoting Common Units, hereby joins and enters into the Agreement. By signing and returning this Joinder Agreement to Pubco, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Holder contained in the Agreement, with all attendant rights, duties and obligations of a Holder thereunder and (ii) makes each of the representations and warranties of a Holder set forth in Section 3.02 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by Pubco and by the Company, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:

Address for Notices:

With Copies To: